EXHIBIT 99.1
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SUTRON CORPORATION REPORTS FIRST QUARTER 2007 RESULTS

MAY 15, 2007, STERLING, VA...Sutron Corporation (NASDAQ: STRN), a leading provider of hydrological, meteorological and oceanic monitoring products, systems and services, today reported financial results for the quarter ended March 31, 2007.

FINANCIAL HIGHLIGHTS

For the first quarter ended March 31, 2007:

--Sales revenue was down 23% to $3,146,744 from $4,076,108 in the first quarter of 2006.

--Net income was down 89% to $38,972 from $359,439 in the first quarter of 2006.

--Earnings per share were $0.01 compared to earnings of $0.08 per share in the first quarter of 2006.

--Gross margin was 36.2% compared to 43.6% in the first quarter of 2006.

"Prior to 2004, we historically had slow first quarters" said Raul McQuivey, Sutron's Chairman and Chief Executive Officer. "We have changed significantly in recent years due to our ability to win international projects in sufficient time to affect our first quarter results. We had anticipated receiving several international contracts early in the first quarter, specifically contract orders from customers in China relating to the Three Gorges Dam Project, which would have significantly improved our first quarter results. We are therefore disappointed with our results but we are cognizant that our business is project driven and our quarterly results will fluctuate substantially based upon large contract awards that are difficult to project in terms of timing and frequently are delayed due to government approvals."

"We are pleased with our April 2007 orders and with our contracts from China relating to the Three Gorges Dam Project as well as orders received during the first quarter and highlighted below from the South Florida Water Management District, the EuroGroup, the State of New Mexico Office of State Engineer, the U.S. Geological Survey's Hydrological Instrumentation Facility (HIF), Bytown Marine and the Republic of Kenya Meteorological Department. We anticipate a strong second quarter due to our March 31st backlog and to orders received subsequent to then. We also anticipate several significant contract awards later in the second quarter. Total customer orders for the first quarter of 2007 were down 21% to $3,049,092 from $3,845,774 in 2006. Our 2007 customer orders combined with our 2006 year end backlog totaled approximately $7,282,092 as of the end of the first quarter of 2007 as compared with a combined total of $11,650,000 in 2006."

OTHER Q1 2007 HIGHLIGHTS

Among other Q1 2007 highlights, Sutron:
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--Received various orders equaling $296,343 from the South Florida Water
Management District (SFWMD) for supplemental engineering services.

--Received orders that totaled $293,295 from the EuroGroup located in Silea, Italy for a complete METEOSAT downlink and 25 Stream Gaging Stations to be delivered to the Iraq Ministry of Water Resources for remote water level monitoring installations on the Euphrates and Tigris Rivers.

-- Received various orders equaling $258,937 from the State of New Mexico Office of State Engineer for the construction and installation of 12 River Gauging Stations and for Well Monitoring engineering services.

-- Received various orders that totaled $226,255 from the US Geological Survey's HIF for 20 GOES SatLink2 Satellite Transmitter/Logger, 15 8210 Dataloggers with SatLink2 and 45 AccuBubbler Water Level Monitoring Systems.

--Received orders that totaled $220,132 from Bytown Marine located in Ottawa, Canada for Sutron's Accubar Constant Flow Bubbler, 9210 XLite Datalogger with Satlink2, 8210 Datalogger and various sensors for measuring water level.

-- Received an order for $178,030 from the Republic of Kenya Meteorological Department for Sutron to provide and install an Automatic Weather Observation System (AWOS) at the Wilson Airport in Nairobi, Kenya.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, PRODUCTS AND SERVICES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AS WELL AS STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE," "IF," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE, OR ACHIEVEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH IN OUR FILINGS WITH THE SEC, INCLUDING THE DISCLOSURE UNDER THE HEADING "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED ON MARCH 29, 2007. WE ARE UNDER NO OBLIGATION TO UPDATE OR ALTER OUR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.